Exhibit 15.1

Harney Westwood & Riegels LLP

Ground Floor, 5 New Street Square

London EC4A 3BF

United Kingdom

Tel: +44 (0) 20 7842 6080

Fax: +44 (0) 20 7353 0487

25 April 2014

rachel.graham@harneys.com

+44 (0) 20 7842 6084

039181.0025.RAG

ReneSola Ltd.
Craigmuir Chambers
PO Box 71
Road Town
Tortola
British Virgin Islands

Dear Sirs

Annual Report on Form 20-F

We hereby consent to the filing of this letter as an exhibit to the Company’s annual report on Form 20-F for the year ended December 31, 2013 with the U.S. Securities and Exchange Commission, and to the reference therein to our firm under the headings “Item 10. Additional Information—E. Taxation” and “Item 16G. Corporate Governance” in the annual report.

Yours faithfully

/s/ Harney Westwood & Riegels LLP

HARNEY WESTWOOD & RIEGELS LLP

Harney Westwood & Riegels LLP is a limited liability partnership registered in England & Wales.

Reg. No. OC302285, VAT No. 795563084.

A list of partners is available for inspection at our offices.

Mauritius legal services provided through association with BLC Chambers.

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